Exhibit 99.1
Caterpillar Inc.
2Q 2023 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports Second-Quarter 2023 Results

	Second Quarter
($ in billions except profit per share)	2023	2022
Sales and Revenues	$17.3	$14.2
Profit Per Share	$5.67	$3.13
Adjusted Profit Per Share	$5.55	$3.18

●	Second-quarter 2023 sales and revenues increased 22% to $17.3 billion
●	Second-quarter 2023 profit per share of $5.67; adjusted profit per share of $5.55
●	Returned $2.0 billion to shareholders through share repurchases and dividends in the quarter
IRVING, Texas, August 1, 2023 – Caterpillar Inc. (NYSE: CAT) announced second-quarter 2023 sales and revenues of $17.3 billion, a 22% increase compared with $14.2 billion in the second quarter of 2022. The increase was primarily due to higher sales volume and favorable price realization.
Operating profit margin was 21.1% for the second quarter of 2023, compared with 13.6% for the second quarter of 2022. Adjusted operating profit margin was 21.3% for the second quarter of 2023, compared with 13.8% for the second quarter of 2022. Second-quarter 2023 profit per share was $5.67, compared with second-quarter 2022 profit per share of $3.13. Adjusted profit per share in the second quarter of 2023 was $5.55, compared with second-quarter 2022 adjusted profit per share of $3.18. Second-quarter 2023 and 2022 adjusted operating profit margin and adjusted profit per share excluded restructuring costs. Second-quarter 2023 adjusted profit per share also excluded a discrete tax benefit to adjust deferred tax balances. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 12.
For the first half of 2023, enterprise operating cash flow was $4.8 billion, and the company ended the second quarter with $7.4 billion of enterprise cash. In the quarter, the company repurchased $1.4 billion of Caterpillar common stock and paid dividends of $0.6 billion.
“I’m proud of our global team’s strong operational performance in the second quarter. Our results reflect continued healthy demand as we achieved double-digit top-line growth and record adjusted profit per share while generating strong ME&T free cash flow,” said Jim Umpleby, Chairman and CEO. “Our team remains committed to serving our customers, executing our strategy and continuing to invest for long-term profitable growth.”
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the second quarter of 2022 (at left) and the second quarter of 2023 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the second quarter of 2023 were $17.318 billion, an increase of $3.071 billion, or 22%, compared with $14.247 billion in the second quarter of 2022. The increase was due to higher sales volume and favorable price realization. The increase in sales volume was driven by higher sales of equipment to end users and the impact from changes in dealer inventories. Dealer inventory increased during the second quarter of 2023 (primarily Energy & Transportation), compared with a decrease during the second quarter of 2022 (primarily Construction Industries).
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Second Quarter 2022	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Second Quarter 2023	$ Change	% Change

Construction Industries	$6,033	$606	$629	$(105)	$(9)	$7,154	$1,121	19%
Resource Industries	2,961	250	375	(47)	24	3,563	602	20%
Energy & Transportation	5,705	932	417	(32)	197	7,219	1,514	27%
All Other Segment	118	(4)	—	(1)	3	116	(2)	(2%)
Corporate Items and Eliminations	(1,278)	(13)	1	(2)	(215)	(1,507)	(229)
Machinery, Energy & Transportation	13,539	1,771	1,422	(187)	—	16,545	3,006	22%

Financial Products Segment	798	—	—	—	125	923	125	16%
Corporate Items and Eliminations	(90)	—	—	—	(60)	(150)	(60)
Financial Products Revenues	708	—	—	—	65	773	65	9%

Consolidated Sales and Revenues	$14,247	$1,771	$1,422	$(187)	$65	$17,318	$3,071	22%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Second Quarter 2023
Construction Industries	$3,968	32%	$566	(11%)	$1,438	20%	$1,149	—%	$7,121	19%	$33	(21%)	$7,154	19%
Resource Industries	1,342	31%	538	15%	517	6%	1,076	18%	3,473	20%	90	36%	3,563	20%
Energy & Transportation	3,120	37%	459	20%	1,479	22%	899	17%	5,957	28%	1,262	18%	7,219	27%
All Other Segment	16	(11%)	—	—%	4	(20%)	14	(7%)	34	(11%)	82	3%	116	(2%)
Corporate Items and Eliminations	(32)		(2)		(2)		(4)		(40)		(1,467)		(1,507)
Machinery, Energy & Transportation	8,414	33%	1,561	5%	3,436	18%	3,134	10%	16,545	22%	—	—%	16,545	22%

Financial Products Segment	593	17%	102	17%	118	22%	110	1%	923	16%	—	—%	923	16%
Corporate Items and Eliminations	(85)		(21)		(21)		(23)		(150)		—		(150)
Financial Products Revenues	508	10%	81	23%	97	11%	87	(5%)	773	9%	—	—%	773	9%

Consolidated Sales and Revenues	$8,922	32%	$1,642	6%	$3,533	18%	$3,221	10%	$17,318	22%	$—	—%	$17,318	22%

Second Quarter 2022
Construction Industries	$3,006		$635		$1,202		$1,148		$5,991		$42		$6,033
Resource Industries	1,027		466		489		913		2,895		66		2,961
Energy & Transportation	2,277		382		1,215		766		4,640		1,065		5,705
All Other Segment	18		—		5		15		38		80		118
Corporate Items and Eliminations	(20)		(2)		—		(3)		(25)		(1,253)		(1,278)
Machinery, Energy & Transportation	6,308		1,481		2,911		2,839		13,539		—		13,539

Financial Products Segment	505		87		97		109		798		—		798
Corporate Items and Eliminations	(42)		(21)		(10)		(17)		(90)		—		(90)
Financial Products Revenues	463		66		87		92		708		—		708

Consolidated Sales and Revenues	$6,771		$1,547		$2,998		$2,931		$14,247		$—		$14,247

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the second quarter of 2022 (at left) and the second quarter of 2023 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the second quarter of 2023 was $3.652 billion, an increase of $1.708 billion, or 88%, compared with $1.944 billion in the second quarter of 2022. The increase was primarily due to favorable price realization and higher sales volume, partially offset by higher manufacturing costs and higher selling, general and administrative (SG&A) and research and development (R&D) expenses. Unfavorable manufacturing costs largely reflected higher material costs. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives and an unfavorable change in fair value adjustments related to deferred compensation plans.

Profit (Loss) by Segment
(Millions of dollars)	Second Quarter 2023	Second Quarter 2022	$ Change	% Change
Construction Industries	$1,803	$989	$814	82%
Resource Industries	740	355	385	108%
Energy & Transportation	1,269	659	610	93%
All Other Segment	10	31	(21)	(68%)
Corporate Items and Eliminations	(272)	(230)	(42)
Machinery, Energy & Transportation	3,550	1,804	1,746	97%

Financial Products Segment	240	217	23	11%
Corporate Items and Eliminations	17	17	—
Financial Products	257	234	23	10%

Consolidating Adjustments	(155)	(94)	(61)

Consolidated Operating Profit	$3,652	$1,944	$1,708	88%

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Other Profit/Loss and Tax Items
•Other income (expense) in the second quarter of 2023 was income of $127 million, compared with income of $260 million in the second quarter of 2022. The change was primarily driven by unfavorable impacts from foreign currency exchange and pension and other postemployment benefit (OPEB) plan costs, partially offset by higher investment and interest income and lower unrealized losses on marketable securities.
•The provision for income taxes for the second quarter of 2023 reflected an estimated annual global tax rate of 23%, compared with approximately 24% for the second quarter of 2022, excluding the discrete items discussed below. The comparative tax rate for full-year 2022 was approximately 23%.
In the second quarter of 2023, the company recorded a discrete tax benefit of $88 million due to a change in the valuation allowance for certain deferred tax assets compared to a benefit of $55 million in the second quarter of 2022 primarily for a prior year tax adjustment due to a change in estimate.
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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2023	$ Change	% Change
Total Sales	$6,033	$606	$629		$(105)	$(9)	$7,154	$1,121	19%

Sales by Geographic Region
	Second Quarter 2023	Second Quarter 2022	$ Change		% Change
North America	$3,968	$3,006	$962		32%
Latin America	566	635	(69)		(11%)
EAME	1,438	1,202	236		20%
Asia/Pacific	1,149	1,148	1		—%
External Sales	7,121	5,991	1,130		19%
Inter-segment	33	42	(9)		(21%)
Total Sales	$7,154	$6,033	$1,121		19%

Segment Profit
	Second Quarter 2023	Second Quarter 2022	Change		% Change
Segment Profit	$1,803	$989	$814		82%
Segment Profit Margin	25.2%	16.4%	8.8	pts

Construction Industries’ total sales were $7.154 billion in the second quarter of 2023, an increase of $1.121 billion, or 19%, compared with $6.033 billion in the second quarter of 2022. The increase was due to favorable price realization and higher sales volume. The increase in sales volume was driven by the impact from changes in dealer inventories and higher sales of equipment to end users. Dealer inventory decreased during the second quarter of 2022, compared with a modest increase during the second quarter of 2023.
▪In North America, sales increased due to higher sales volume and favorable price realization. Higher sales volume was driven by higher sales of equipment to end users and the impact from changes in dealer inventories. Dealer inventory decreased during the second quarter of 2022, compared with an increase during the second quarter of 2023.
▪Sales decreased in Latin America primarily due to lower sales volume, partially offset by favorable price realization. Lower sales volume was driven by the impact from changes in dealer inventories and lower sales of equipment to end users. Dealer inventory decreased more during the second quarter of 2023 than during the second quarter of 2022.
▪In EAME, sales increased primarily due to higher sales volume and favorable price realization. Higher sales volume was primarily due to the impact from changes in dealer inventories, partially offset by lower sales of equipment to end users. Dealer inventory decreased during the second quarter of 2022, compared with an increase during the second quarter of 2023.
▪Sales were about flat in Asia/Pacific.
Construction Industries’ profit was $1.803 billion in the second quarter of 2023, an increase of $814 million, or 82%, compared with $989 million in the second quarter of 2022. The increase was mainly due to favorable price realization and higher sales volume.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2023	$ Change	% Change
Total Sales	$2,961	$250	$375		$(47)	$24	$3,563	$602	20%

Sales by Geographic Region
	Second Quarter 2023	Second Quarter 2022	$ Change		% Change
North America	$1,342	$1,027	$315		31%
Latin America	538	466	72		15%
EAME	517	489	28		6%
Asia/Pacific	1,076	913	163		18%
External Sales	3,473	2,895	578		20%
Inter-segment	90	66	24		36%
Total Sales	$3,563	$2,961	$602		20%

Segment Profit
	Second Quarter 2023	Second Quarter 2022	Change		% Change
Segment Profit	$740	$355	$385		108%
Segment Profit Margin	20.8%	12.0%	8.8	pts

Resource Industries’ total sales were $3.563 billion in the second quarter of 2023, an increase of $602 million, or 20%, compared with $2.961 billion in the second quarter of 2022. The increase was primarily due to favorable price realization and higher sales volume. The increase in sales volume was due to higher sales of equipment to end users, partially offset by lower aftermarket parts sales volume.
Resource Industries’ profit was $740 million in the second quarter of 2023, an increase of $385 million, or 108%, compared with $355 million in the second quarter of 2022. The increase was mainly due to favorable price realization and higher sales volume, partially offset by unfavorable manufacturing costs. Unfavorable manufacturing costs largely reflected higher material costs.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Second Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2023	$ Change	% Change
Total Sales	$5,705	$932	$417		$(32)	$197	$7,219	$1,514	27%

Sales by Application
	Second Quarter 2023	Second Quarter 2022	$ Change		% Change
Oil and Gas	$1,760	$1,232	$528		43%
Power Generation	1,645	1,186	459		39%
Industrial	1,318	1,117	201		18%
Transportation	1,234	1,105	129		12%
External Sales	5,957	4,640	1,317		28%
Inter-segment	1,262	1,065	197		18%
Total Sales	$7,219	$5,705	$1,514		27%

Segment Profit
	Second Quarter 2023	Second Quarter 2022	Change		% Change
Segment Profit	$1,269	$659	$610		93%
Segment Profit Margin	17.6%	11.6%	6.0	pts

Energy & Transportation’s total sales were $7.219 billion in the second quarter of 2023, an increase of $1.514 billion, or 27%, compared with $5.705 billion in the second quarter of 2022. Sales increased across all applications and inter-segment sales. The increase in sales was primarily due to higher sales volume and favorable price realization.
▪Oil and Gas – Sales increased for turbines and turbine-related services. Sales also increased in reciprocating engines used in gas compression and well servicing applications.
▪Power Generation – Sales increased in large reciprocating engines, primarily data center applications, and small reciprocating engines. Turbines and turbine-related services increased as well.
▪Industrial – Sales were up across all regions.
▪Transportation – Sales increased in marine and rail services.
Energy & Transportation’s profit was $1.269 billion in the second quarter of 2023, an increase of $610 million, or 93%, compared with $659 million in the second quarter of 2022. The increase was mainly due to higher sales volume and favorable price realization, partially offset by unfavorable manufacturing costs and higher SG&A/R&D expenses. Unfavorable manufacturing costs were driven by higher material costs and increased period manufacturing costs. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Second Quarter 2023	Second Quarter 2022	$ Change	% Change
North America	$593	$505	$88	17%
Latin America	102	87	15	17%
EAME	118	97	21	22%
Asia/Pacific	110	109	1	1%
Total Revenues	$923	$798	$125	16%

Segment Profit
	Second Quarter 2023	Second Quarter 2022	Change	% Change
Segment Profit	$240	$217	$23	11%

Financial Products’ segment revenues were $923 million in the second quarter of 2023, an increase of $125 million, or 16%, compared with $798 million in the second quarter of 2022. The increase was primarily due to higher average financing rates across all regions.
Financial Products’ segment profit was $240 million in the second quarter of 2023, an increase of $23 million, or 11%, compared with $217 million in the second quarter of 2022. The increase was mainly due to lower provision for credit losses at Cat Financial, partially offset by an increase in SG&A expenses.
At the end of the second quarter of 2023, past dues at Cat Financial were 2.15%, compared with 2.19% at the end of the second quarter of 2022. Write-offs, net of recoveries, were $8 million for the second quarter of 2023, compared with less than $1 million for the second quarter of 2022. As of June 30, 2023, Cat Financial's allowance for credit losses totaled $320 million, or 1.15% of finance receivables, compared with $348 million, or 1.27% of finance receivables at March 31, 2023. The allowance for credit losses at year-end 2022 was $346 million, or 1.29% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $255 million in the second quarter of 2023, an increase of $42 million from the second quarter of 2022. Lower corporate costs and decreased expenses due to timing differences were more than offset by an unfavorable change in fair value adjustments related to deferred compensation plans and unfavorable impacts of segment reporting methodology differences.

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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Tuesday, August 1, 2023.
iii.Information on non-GAAP financial measures is included in the appendix on page 12.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Tuesday, August 1, 2023, to discuss its 2023 second-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2022 sales and revenues of $59.4 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of two significant items in order for the company’s results to be meaningful to readers. These items consist of (i) restructuring costs and (ii) certain deferred tax valuation allowance adjustments. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2023, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended June 30, 2023 - U.S. GAAP	$3,652	21.1%	$3,652	$752	20.6%	$2,922	$5.67
Restructuring costs	31	0.2%	31	6	20.0%	25	0.05
Deferred tax valuation allowance adjustments	—	—%	—	88	—%	(88)	(0.17)
Three Months Ended June 30, 2023 - Adjusted	$3,683	21.3%	$3,683	$846	23.0%	$2,859	$5.55

Three Months Ended June 30, 2022 - U.S. GAAP	$1,944	13.6%	$2,096	$427	20.4%	$1,673	$3.13
Restructuring costs	28	0.2%	28	2	10.0%	26	0.05
Three Months Ended June 30, 2022 - Adjusted	$1,972	13.8%	$2,124	$429	20.2%	$1,699	$3.18

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 13 to 23 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sales and revenues:
Sales of Machinery, Energy & Transportation	$16,545	$13,539	$31,644	$26,425
Revenues of Financial Products	773	708	1,536	1,411
Total sales and revenues	17,318	14,247	33,180	27,836

Operating costs:
Cost of goods sold	11,065	9,975	21,168	19,534
Selling, general and administrative expenses	1,528	1,425	2,991	2,771
Research and development expenses	528	480	1,000	937
Interest expense of Financial Products	245	120	462	226
Other operating (income) expenses	300	303	1,176	569
Total operating costs	13,666	12,303	26,797	24,037

Operating profit	3,652	1,944	6,383	3,799

Interest expense excluding Financial Products	127	108	256	217
Other income (expense)	127	260	159	513

Consolidated profit before taxes	3,652	2,096	6,286	4,095

Provision (benefit) for income taxes	752	427	1,460	896
Profit of consolidated companies	2,900	1,669	4,826	3,199

Equity in profit (loss) of unconsolidated affiliated companies	24	4	40	11

Profit of consolidated and affiliated companies	2,924	1,673	4,866	3,210

Less: Profit (loss) attributable to noncontrolling interests	2	—	1	—

Profit [1]	$2,922	$1,673	$4,865	$3,210

Profit per common share	$5.70	$3.15	$9.46	$6.03
Profit per common share — diluted [2]	$5.67	$3.13	$9.41	$5.99

Weighted-average common shares outstanding (millions)
– Basic	512.9	531.0	514.3	532.6
– Diluted [2]	515.0	534.1	517.1	536.1

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$7,387	$7,004
Receivables – trade and other	9,416	8,856
Receivables – finance	9,288	9,013
Prepaid expenses and other current assets	3,163	2,642
Inventories	17,746	16,270
Total current assets	47,000	43,785

Property, plant and equipment – net	12,124	12,028
Long-term receivables – trade and other	1,161	1,265
Long-term receivables – finance	12,022	12,013
Noncurrent deferred and refundable income taxes	2,607	2,213
Intangible assets	630	758
Goodwill	5,293	5,288
Other assets	4,590	4,593
Total assets	$85,427	$81,943

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$3
-- Financial Products	5,548	5,954
Accounts payable	8,443	8,689
Accrued expenses	4,493	4,080
Accrued wages, salaries and employee benefits	1,755	2,313
Customer advances	2,137	1,860
Dividends payable	663	620
Other current liabilities	3,109	2,690
Long-term debt due within one year:
-- Machinery, Energy & Transportation	1,043	120
-- Financial Products	8,123	5,202
Total current liabilities	35,314	31,531

Long-term debt due after one year:
-- Machinery, Energy & Transportation	8,535	9,498
-- Financial Products	14,450	16,216
Liability for postemployment benefits	4,084	4,203
Other liabilities	4,788	4,604
Total liabilities	67,171	66,052

Shareholders’ equity
Common stock	6,478	6,560
Treasury stock	(33,391)	(31,748)
Profit employed in the business	47,094	43,514
Accumulated other comprehensive income (loss)	(1,946)	(2,457)
Noncontrolling interests	21	22
Total shareholders’ equity	18,256	15,891
Total liabilities and shareholders’ equity	$85,427	$81,943

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Six Months Ended June 30,
	2023	2022
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,866	$3,210
Adjustments for non-cash items:
Depreciation and amortization	1,074	1,110
Provision (benefit) for deferred income taxes	(355)	(283)
Loss on divestiture	572	—
Other	106	49
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(465)	283
Inventories	(1,560)	(2,003)
Accounts payable	34	427
Accrued expenses	381	(80)
Accrued wages, salaries and employee benefits	(562)	(445)
Customer advances	284	514
Other assets – net	81	86
Other liabilities – net	366	(322)
Net cash provided by (used for) operating activities	4,822	2,546
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(683)	(586)
Expenditures for equipment leased to others	(774)	(688)
Proceeds from disposals of leased assets and property, plant and equipment	368	468
Additions to finance receivables	(6,973)	(6,705)
Collections of finance receivables	6,759	6,519
Proceeds from sale of finance receivables	29	21
Investments and acquisitions (net of cash acquired)	(20)	(36)
Proceeds from sale of businesses and investments (net of cash sold)	(14)	1
Proceeds from sale of securities	463	1,204
Investments in securities	(1,078)	(2,118)
Other – net	41	32
Net cash provided by (used for) investing activities	(1,882)	(1,888)
Cash flow from financing activities:
Dividends paid	(1,238)	(1,187)
Common stock issued, including treasury shares reissued	(22)	4
Common shares repurchased	(1,829)	(1,924)
Proceeds from debt issued (original maturities greater than three months)	3,299	4,015
Payments on debt (original maturities greater than three months)	(2,303)	(4,246)
Short-term borrowings – net (original maturities three months or less)	(406)	(553)
Net cash provided by (used for) financing activities	(2,499)	(3,891)
Effect of exchange rate changes on cash	(60)	(7)
Increase (decrease) in cash, cash equivalents and restricted cash	381	(3,240)
Cash, cash equivalents and restricted cash at beginning of period	7,013	9,263
Cash, cash equivalents and restricted cash at end of period	$7,394	$6,023

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$16,545	$16,545	$—	$—
Revenues of Financial Products	773	—	955	(182)	1
Total sales and revenues	17,318	16,545	955	(182)

Operating costs:
Cost of goods sold	11,065	11,068	—	(3)	2
Selling, general and administrative expenses	1,528	1,389	143	(4)	2
Research and development expenses	528	528	—	—
Interest expense of Financial Products	245	—	245	—
Other operating (income) expenses	300	10	310	(20)	2
Total operating costs	13,666	12,995	698	(27)

Operating profit	3,652	3,550	257	(155)

Interest expense excluding Financial Products	127	127	—	—
Other income (expense)	127	(10)	(18)	155	3

Consolidated profit before taxes	3,652	3,413	239	—

Provision (benefit) for income taxes	752	691	61	—
Profit of consolidated companies	2,900	2,722	178	—

Equity in profit (loss) of unconsolidated affiliated companies	24	24	—	—

Profit of consolidated and affiliated companies	2,924	2,746	178	—

Less: Profit (loss) attributable to noncontrolling interests	2	(1)	3	—

Profit [4]	$2,922	$2,747	$175	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,539	$13,539	$—	$—
Revenues of Financial Products	708	—	828	(120)	1
Total sales and revenues	14,247	13,539	828	(120)

Operating costs:
Cost of goods sold	9,975	9,978	—	(3)	2
Selling, general and administrative expenses	1,425	1,261	167	(3)	2
Research and development expenses	480	480	—	—
Interest expense of Financial Products	120	—	120	—
Other operating (income) expenses	303	16	307	(20)	2
Total operating costs	12,303	11,735	594	(26)

Operating profit	1,944	1,804	234	(94)

Interest expense excluding Financial Products	108	108	—	—
Other income (expense)	260	180	(14)	94	3

Consolidated profit before taxes	2,096	1,876	220	—

Provision (benefit) for income taxes	427	374	53	—
Profit of consolidated companies	1,669	1,502	167	—

Equity in profit (loss) of unconsolidated affiliated companies	4	7	—	(3)	4

Profit of consolidated and affiliated companies	1,673	1,509	167	(3)

Less: Profit (loss) attributable to noncontrolling interests	—	—	3	(3)	5

Profit [6]	$1,673	$1,509	$164	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30,2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$31,644	$31,644	$—	$—
Revenues of Financial Products	1,536	—	1,890	(354)	1
Total sales and revenues	33,180	31,644	1,890	(354)

Operating costs:
Cost of goods sold	21,168	21,172	—	(4)	2
Selling, general and administrative expenses	2,991	2,709	301	(19)	2
Research and development expenses	1,000	1,000	—	—
Interest expense of Financial Products	462	—	462	—
Other operating (income) expenses	1,176	599	613	(36)	2
Total operating costs	26,797	25,480	1,376	(59)

Operating profit	6,383	6,164	514	(295)

Interest expense excluding Financial Products	256	256	—	—
Other income (expense)	159	(24)	(37)	220	3

Consolidated profit before taxes	6,286	5,884	477	(75)

Provision (benefit) for income taxes	1,460	1,339	121	—
Profit of consolidated companies	4,826	4,545	356	(75)

Equity in profit (loss) of unconsolidated affiliated companies	40	43	—	(3)	4

Profit of consolidated and affiliated companies	4,866	4,588	356	(78)

Less: Profit (loss) attributable to noncontrolling interests	1	(1)	5	(3)	5

Profit [6]	$4,865	$4,589	$351	$(75)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30,2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$26,425	$26,425	$—	$—
Revenues of Financial Products	1,411	—	1,641	(230)	1
Total sales and revenues	27,836	26,425	1,641	(230)

Operating costs:
Cost of goods sold	19,534	19,538	—	(4)	2
Selling, general and administrative expenses	2,771	2,443	339	(11)	2
Research and development expenses	937	937	—	—
Interest expense of Financial Products	226	—	226	—
Other operating (income) expenses	569	(12)	621	(40)	2
Total operating costs	24,037	22,906	1,186	(55)

Operating profit	3,799	3,519	455	(175)

Interest expense excluding Financial Products	217	217	—	—
Other income (expense)	513	337	1	175	3

Consolidated profit before taxes	4,095	3,639	456	—

Provision (benefit) for income taxes	896	786	110	—
Profit of consolidated companies	3,199	2,853	346	—

Equity in profit (loss) of unconsolidated affiliated companies	11	15	—	(4)	4

Profit of consolidated and affiliated companies	3,210	2,868	346	(4)

Less: Profit (loss) attributable to noncontrolling interests	—	—	4	(4)	5

Profit [6]	$3,210	$2,868	$342	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At June 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$7,387	$6,323	$1,064	$—
Receivables – trade and other	9,416	3,467	591	5,358	1,2
Receivables – finance	9,288	—	14,850	(5,562)	2
Prepaid expenses and other current assets	3,163	2,936	308	(81)	3
Inventories	17,746	17,746	—	—
Total current assets	47,000	30,472	16,813	(285)

Property, plant and equipment – net	12,124	8,102	4,022	—
Long-term receivables – trade and other	1,161	523	155	483	1,2
Long-term receivables – finance	12,022	—	12,544	(522)	2
Noncurrent deferred and refundable income taxes	2,607	3,122	116	(631)	4
Intangible assets	630	630	—	—
Goodwill	5,293	5,293	—	—
Other assets	4,590	3,802	1,966	(1,178)	5
Total assets	$85,427	$51,944	$35,616	$(2,133)

Liabilities
Current liabilities:
Short-term borrowings	$5,548	$—	$5,548	$—
Accounts payable	8,443	8,364	298	(219)	6,7
Accrued expenses	4,493	4,003	490	—
Accrued wages, salaries and employee benefits	1,755	1,718	37	—
Customer advances	2,137	2,121	1	15	7
Dividends payable	663	663	—	—
Other current liabilities	3,109	2,484	729	(104)	4,8
Long-term debt due within one year	9,166	1,043	8,123	—
Total current liabilities	35,314	20,396	15,226	(308)

Long-term debt due after one year	22,985	8,574	14,450	(39)	9
Liability for postemployment benefits	4,084	4,084	—	—
Other liabilities	4,788	3,855	1,617	(684)	4
Total liabilities	67,171	36,909	31,293	(1,031)

Shareholders’ equity
Common stock	6,478	6,478	905	(905)	10
Treasury stock	(33,391)	(33,391)	—	—
Profit employed in the business	47,094	42,739	4,344	11	10
Accumulated other comprehensive income (loss)	(1,946)	(815)	(1,131)	—
Noncontrolling interests	21	24	205	(208)	10
Total shareholders’ equity	18,256	15,035	4,323	(1,102)
Total liabilities and shareholders’ equity	$85,427	$51,944	$35,616	$(2,133)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to accrued expenses or customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$7,004	$6,042	$962	$—
Receivables – trade and other	8,856	3,710	519	4,627	1,2
Receivables – finance	9,013	—	13,902	(4,889)	2
Prepaid expenses and other current assets	2,642	2,488	290	(136)	3
Inventories	16,270	16,270	—	—
Total current assets	43,785	28,510	15,673	(398)

Property, plant and equipment – net	12,028	8,186	3,842	—
Long-term receivables – trade and other	1,265	418	339	508	1,2
Long-term receivables – finance	12,013	—	12,552	(539)	2
Noncurrent deferred and refundable income taxes	2,213	2,755	115	(657)	4
Intangible assets	758	758	—	—
Goodwill	5,288	5,288	—	—
Other assets	4,593	3,882	1,892	(1,181)	5
Total assets	$81,943	$49,797	$34,413	$(2,267)

Liabilities
Current liabilities:
Short-term borrowings	$5,957	$3	$5,954	$—
Accounts payable	8,689	8,657	294	(262)	6
Accrued expenses	4,080	3,687	393	—
Accrued wages, salaries and employee benefits	2,313	2,264	49	—
Customer advances	1,860	1,860	—	—
Dividends payable	620	620	—	—
Other current liabilities	2,690	2,215	635	(160)	4,7
Long-term debt due within one year	5,322	120	5,202	—
Total current liabilities	31,531	19,426	12,527	(422)

Long-term debt due after one year	25,714	9,529	16,216	(31)	8
Liability for postemployment benefits	4,203	4,203	—	—
Other liabilities	4,604	3,677	1,638	(711)	4
Total liabilities	66,052	36,835	30,381	(1,164)

Shareholders’ equity
Common stock	6,560	6,560	905	(905)	9
Treasury stock	(31,748)	(31,748)	—	—
Profit employed in the business	43,514	39,435	4,068	11	9
Accumulated other comprehensive income (loss)	(2,457)	(1,310)	(1,147)	—
Noncontrolling interests	22	25	206	(209)	9
Total shareholders’ equity	15,891	12,962	4,032	(1,103)
Total liabilities and shareholders’ equity	$81,943	$49,797	$34,413	$(2,267)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30,2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,866	$4,588	$356	$(78)	1,5
Adjustments for non-cash items:
Depreciation and amortization	1,074	690	384	—
Provision (benefit) for deferred income taxes	(355)	(338)	(17)	—
Loss on divestiture	572	572	—	—
Other	106	198	(368)	276	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(465)	132	57	(654)	[2,3]
Inventories	(1,560)	(1,558)	—	(2)	2
Accounts payable	34	(28)	2	60	2
Accrued expenses	381	318	63	—
Accrued wages, salaries and employee benefits	(562)	(550)	(12)	—
Customer advances	284	283	1	—
Other assets – net	81	149	5	(73)	2
Other liabilities – net	366	211	71	84	2
Net cash provided by (used for) operating activities	4,822	4,667	542	(387)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(683)	(678)	(11)	6	2
Expenditures for equipment leased to others	(774)	(7)	(772)	5	2
Proceeds from disposals of leased assets and property, plant and equipment	368	27	350	(9)	2
Additions to finance receivables	(6,973)	—	(7,957)	984	3
Collections of finance receivables	6,759	—	7,516	(757)	3
Net intercompany purchased receivables	—	—	(83)	83	3
Proceeds from sale of finance receivables	29	—	29	—
Net intercompany borrowings	—	—	4	(4)	4
Investments and acquisitions (net of cash acquired)	(20)	(20)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(14)	(14)	—	—
Proceeds from sale of securities	463	332	131	—
Investments in securities	(1,078)	(866)	(212)	—
Other – net	41	41	—	—
Net cash provided by (used for) investing activities	(1,882)	(1,185)	(1,005)	308
Cash flow from financing activities:
Dividends paid	(1,238)	(1,238)	(75)	75	5
Common stock issued, including treasury shares reissued	(22)	(22)	—	—
Common shares repurchased	(1,829)	(1,829)	—	—
Net intercompany borrowings	—	(4)	—	4	4
Proceeds from debt issued > 90 days	3,299	—	3,299	—
Payments on debt > 90 days	(2,303)	(95)	(2,208)	—
Short-term borrowings – net < 90 days	(406)	(3)	(403)	—
Net cash provided by (used for) financing activities	(2,499)	(3,191)	613	79
Effect of exchange rate changes on cash	(60)	(12)	(48)	—
Increase (decrease) in cash, cash equivalents and restricted cash	381	279	102	—
Cash, cash equivalents and restricted cash at beginning of period	7,013	6,049	964	—
Cash, cash equivalents and restricted cash at end of period	$7,394	$6,328	$1,066	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30,2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$3,210	$2,868	$346	$(4)	1
Adjustments for non-cash items:
Depreciation and amortization	1,110	715	395	—
Provision (benefit) for deferred income taxes	(283)	(232)	(51)	—
Other	49	(54)	(93)	196	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	283	(32)	12	303	[2,3]
Inventories	(2,003)	(2,003)	—	—	2
Accounts payable	427	396	11	20	2
Accrued expenses	(80)	(89)	9	—
Accrued wages, salaries and employee benefits	(445)	(428)	(17)	—
Customer advances	514	515	(1)	—
Other assets – net	86	(44)	(25)	155	2
Other liabilities – net	(322)	(323)	149	(148)	2
Net cash provided by (used for) operating activities	2,546	1,289	735	522
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(586)	(583)	(5)	2	2
Expenditures for equipment leased to others	(688)	(11)	(683)	6	2
Proceeds from disposals of leased assets and property, plant and equipment	468	43	433	(8)	2
Additions to finance receivables	(6,705)	—	(7,175)	470	3
Collections of finance receivables	6,519	—	6,896	(377)	3
Net intercompany purchased receivables	—	—	615	(615)	3
Proceeds from sale of finance receivables	21	—	21	—
Net intercompany borrowings	—	—	3	(3)	4
Investments and acquisitions (net of cash acquired)	(36)	(36)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	1	1	—	—
Proceeds from sale of securities	1,204	1,014	190	—
Investments in securities	(2,118)	(1,724)	(394)	—
Other – net	32	58	(26)	—
Net cash provided by (used for) investing activities	(1,888)	(1,238)	(125)	(525)
Cash flow from financing activities:
Dividends paid	(1,187)	(1,187)	—	—
Common stock issued, including treasury shares reissued	4	4	—	—
Common shares repurchased	(1,924)	(1,924)	—	—
Net intercompany borrowings	—	(3)	—	3	4
Proceeds from debt issued > 90 days	4,015	—	4,015	—
Payments on debt > 90 days	(4,246)	(13)	(4,233)	—
Short-term borrowings – net < 90 days	(553)	(141)	(412)	—
Net cash provided by (used for) financing activities	(3,891)	(3,264)	(630)	3
Effect of exchange rate changes on cash	(7)	—	(7)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(3,240)	(3,213)	(27)	—
Cash, cash equivalents and restricted cash at beginning of period	9,263	8,433	830	—
Cash, cash equivalents and restricted cash at end of period	$6,023	$5,220	$803	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
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